EXHIBIT 3.1

                        SPECIMEN COMMON STOCK CERTIFICATE

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                     FLORIDA

NUMBER                    NEW MILLENIUM PACKAGING, INC.                   SHARES

                                                           CUSIP NO. 647532 30 0

                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                                PAR VALUE: $.0001

THIS CERTIFIES THAT:

Is The Record Holder Of


     Shares of NEW MILLENIUM PACKAGING, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


-----------------------------------------          New Millenium Packaging, Inc.
                           President                      Corporate Seal
                                                              Florida

-----------------------------------------
                           Secretary


Interwest Transfer Co., Inc. P.O. Box 17128, Salt Lake City, Utah 84117

                      Countersigned & Registared
                                                 -------------------------------
                                                 Countersigned Transfer Agent-
                                                       Authorized Signature